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                                                                      EXHIBIT 23
                          Independent Auditors' Consent
                          -----------------------------



The Trustees
Redlands Federal Bank
   Employee 401(k) Savings Plan
Redlands, California:


We consent to incorporation by reference in the registration statement No. 33-86848 on Form S-8 of RedFed Bancorp Inc. of our report dated June 5, 1998 relating to the statements of net assets available for plan benefits, with fund information of the Redlands Federal Bank Employee 401(k) Savings Plan as of December 31, 1997 and 1996, the related statements of changes in net assets available for plan benefits, with fund information for the years then ended and supplemental schedules for the year ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 11-K of Redlands Federal Bank Employee 401(k) Savings Plan.


                                                           KPMG Peat Marwick LLP





Orange County, California
June 24, 1998